UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Rella Boulevard, Montebello, New York		10901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 22, 2016, Sterling Bancorp (the “Company”) issued and sold 4,370,000 shares of its common stock, par value $0.01 per share, which included 570,000 shares sold upon the exercise of the option to purchase additional shares granted to the underwriters and exercised on November 17, 2016 (the “Common Shares”) in a registered public offering. The Common Shares were issued and sold pursuant to an underwriting agreement, dated November 16, 2016 (the “Underwriting Agreement”), between the Company, on the one hand, and Credit Suisse Securities (USA) LLC and UBS Securities LLC (the “Underwriters”), on the other hand. The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Shares by the Company to the Underwriters, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Company estimates that the net proceeds of the offering, after deducting estimated offering expenses, will be approximately $90.7 million. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include working capital, funding potential acquisitions and other strategic business opportunities.

Pursuant to the Underwriting Agreement, the directors and certain executive officers of the Company entered into agreements in substantially the form included in the Underwriting Agreement providing for a 60-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The Common Shares were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-201873), filed on February 4, 2015 (the “Registration Statement”). The issuance and sale of the Common Shares are described in the Company’s Prospectus dated February 4, 2015, constituting a part of the Registration Statement, as supplemented by a Prospectus Supplement dated November 16, 2016.

Item 8.01	Other Events.

On November 22, 2016, Squire Patton Boggs (US) LLP delivered its legal opinion with respect to the Common Shares to be issued in the offering, a copy of which is attached as Exhibit 5.1 to this Current Report. Exhibits 1.1 and 5.1 filed herewith are incorporated herein by reference into the Registration Statement.

On November 22, 2016, the Company also issued a press release announcing the closing of its previously announced public offering of 4,370,000 shares of common stock, including 570,000 shares of common stock issued upon the exercise in full by the Underwriters of their option to purchase additional shares. A copy of the press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated November 16, 2016, between Sterling Bancorp, on the one hand, and Credit Suisse Securities (USA) LLC and UBS Securities LLC, on the other hand.

5.1	Opinion of Squire Patton Boggs (US) LLP as to the validity of the Common Shares.

23.1	Consent of Squire Patton Boggs (US) LLP (included as part of Exhibit 5.1).

99.1	Press release, dated November 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp

Date: November 22, 2016	By:	/s/ Jack L. Kopnisky
	Name:	Jack L. Kopnisky
	Title:	President and Chief Executive Officer